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                                                                      EXHIBIT 11

                COMPUTATION OF EARNINGS PER SHARE IN ACCORDANCE
                     WITH INTERPRETIVE RELEASE NO. 34-9083
                                   UNAUDITED



                                                                             SECOND QUARTER ENDED             SIX MONTHS ENDED
                                                                          MARCH 31,       APRIL 1,       MARCH 31,       APRIL 1,
(SHARES IN THOUSANDS)                                                        1995           1994           1995            1994
- ----------------------------------------------------------------------------------------------------------------------------------
Actual weighted average shares outstanding for the period                    33,782         34,486         33,838           34,522

Dilutive employee stock options                                               1,318          1,211          1,344            1,220
                                                                        -----------    -----------     ----------     ------------
Weighted average shares outstanding for the period                           35,100         35,697         35,182           35,742
                                                                        ===========    ===========     ==========     ============

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Earnings applicable to fully diluted earnings per share                 $    29,692    $    18,338     $   50,442     $     30,002
                                                                        ===========    ===========     ==========     ============
Earnings per share based on SEC interpretive release
  No. 34-9083:
Earnings per share - Fully Diluted  (1)                                 $      0.85    $      0.51     $     1.43     $       0.84
                                                                        ===========    ===========     ==========     ============





(1) There is no significant difference between fully diluted earnings per share and primary earnings per share.

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